          Exhibit 3.3

Amended:  November 2, 2009

NATIONAL FINANCIAL PARTNERS CORP.

AMENDED AND RESTATED BY-LAWS

ARTICLE ONE
STOCKHOLDERS

SECTION 1.1.  Annual Meetings.  An annual meeting of Stockholders to elect directors shall be held at such place, on such dates and at such times, as the Board of Directors may from time to time fix.  No additional business shall be conducted at an annual meeting of Stockholders except for business properly brought before such annual meeting in accordance with the procedures set forth in Section 1.7(b) of these By-Laws.

SECTION 1.2.  Special Meetings.  Unless otherwise required by law, a special meeting of Stockholders may be called, for any purpose or purposes, at any time by either the (i) Chairman of the Board of Directors, (ii) Chief Executive Officer or (iii) President, and shall be called by any such officer upon receipt of a written request made pursuant to a resolution of (i) a majority of the members of the Board of Directors or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority include calling such meetings.  Such written request will state the purpose or purposes of the special meeting.  Notwithstanding anything to the contrary contained herein, the ability of the Stockholders to call a special meeting is hereby expressly denied.  Any special meeting shall be held at such time and at such place as shall be determined by the body calling such meeting.  No business shall be conducted at a special meeting of Stockholders except for business properly brought before such special meeting in accordance with the procedures set forth in Section 1.7(c) of these By-Laws.

SECTION 1.3.  Notice of Meeting.  For each annual or special meeting of Stockholders, written notice shall be given stating: (i) the place, date and hour of such meeting, (ii) the purpose or purposes for such meeting, (iii) the means of remote communications, if any, by which Stockholders may be deemed to be present in person and vote at such meeting, and (iv) if the list of Stockholders required by Section 1.9 will not be at such place at least ten (10) days prior to the meeting, the place where such list will be.  The written notice of any meeting shall be given not less than ten (10) and not more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation.

SECTION 1.4.  Quorum.  Except as otherwise required by law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting of Stockholders shall constitute a quorum for the transaction of business at the meeting.  Any meeting of the Stockholders, whether or not a quorum is present, may be adjourned, without notice other than announcement at the meeting, from time to time to reconvene at the same or another time or place, by the chairman of the meeting or by the affirmative vote of a majority of the holders of record present or represented by proxy at such meeting.  At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 1.5.  Organization.  Each meeting of Stockholders shall be presided over by the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors by the Chief Executive Officer, or in the absence of the Chief Executive Officer by the President, or in the absence of President by the person designated in writing by the Chairman of the Board of Directors, or if no such person is so designated, then a person designated by the Board of Directors, and if no such designated person is present, the Stockholders at the meeting in person or represented by proxy may elect a chairman of the meeting from among the persons present.  The Secretary, or in the Secretary’s absence an Assistant Secretary, if any, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the chairman of the meeting.

The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of the Certificate of Incorporation, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken.

SECTION 1.6.  Voting; Proxies.  Except as otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

(a)           Each Stockholder shall at every meeting of the Stockholders be entitled to one vote for each share of capital stock held by such Stockholder.

(b)           Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c)           Each matter, including the election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter; provided that, if the number of director nominees exceeds the number of directors to be elected, it shall be considered a contested election, and the director nominees receiving a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors shall be elected.  If, prior to the tenth day before the date on which the Corporation mails (or otherwise disseminates) to Stockholders its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of director nominees no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, and the directors shall be elected by a majority of the votes cast, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast on the matter.

(d)           Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting.

(e)           Without limiting the manner in which a Stockholder may authorize another person or persons to act for such Stockholder as proxy, the following shall constitute a valid means by which a Stockholder may grant such authority:

(1)           A Stockholder may execute a writing authorizing another person or persons to act for such Stockholder as proxy.  Execution may be accomplished by the Stockholder or such Stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(2)           A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 1.7.  Nature of Business at Meetings of Stockholders.

(a)           The business to be considered and brought before any annual or special meeting of Stockholders shall be limited to only such business, including the nomination and election of directors, as shall be properly brought before such meeting in compliance with the procedures set forth in this Section 1.7 and Section 1.8.

(b)           Business that may be properly brought before an annual meeting of Stockholders is limited only to business that is either (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), including proposals that have been made properly in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (x) who is a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is being proposed, only if such beneficial owner was the beneficial owner of shares of stock of the Corporation) on the date of the giving of the notice provided for in this Section 1.7(b), on the record date for the determination of Stockholders entitled to notice of such annual meeting (and, if different, on the record date for the determination of Stockholders entitled to vote at such annual meeting) and at the time of such annual meeting and (y) who complies with the notice procedures set forth in this Section 1.7(b).  In addition to the foregoing, in order to properly bring before the annual meeting any business (other than a nomination for director which is covered by Section 1.8 below), a Stockholder must comply with the following requirements:

(1)           In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(2)           To be timely, a Stockholder’s notice to the Secretary must be delivered, by hand, by an internationally recognized overnight courier, or by certified or registered mail, return receipt requested, to the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall an adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(3)           To be in proper written form, a Stockholder’s notice to the Secretary must set forth:

(A)           As to each item of business that such Stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest of each Proposing Person (as defined below) in such business, including any anticipated benefit therefrom to such Proposing Person, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a reasonably detailed description of all agreements, arrangements and understandings (whether written or oral) (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder.

(B)           As to each Proposing Person, (i) the name and record address of such Proposing Person, (ii) the class or series and number of all shares of stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person and (iii) the name of each nominee holder of shares owned beneficially but not of record by such Proposing Person, and the number of shares of stock held by each such nominee holder (the disclosures to be made pursuant to the foregoing clauses (i) through (iii), collectively the “Stockholder Information”);

(C)           As to each Proposing Person, (i) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposing Person with respect to stock of the Corporation,  (ii) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such Proposing Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person with respect to stock of the Corporation and (iii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to business brought by such person at an annual meeting of Stockholders pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (i) through (iii), collectively the “Disclosable Interests”); and

(D)           A representation that such Stockholder is a holder of record of stock of the Corporation entitled to vote at the annual meeting and that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

For purposes of this Section 1.7(b)(3), the term “Proposing Person” shall mean (i) the Stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such Stockholder or beneficial owner.

(4)           A Stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.7 shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be delivered, by hand, by an internationally recognized overnight courier, or by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Stockholders entitled to receive notice of the annual meeting.

(c)           Business that may be properly brought before a special meeting of Stockholders is limited to business that is either (i) specified in the notice of special meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof).  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, a Stockholder intending to nominate one or more persons for election as a director at such meeting must comply with the procedures set forth in Section 1.8 of these By-Laws for such nomination(s) to be properly brought before such meeting.

(d)           Once business has been properly brought before an annual or special meeting in accordance with the procedures set forth in this Section 1.7, nothing in this Section 1.7 shall be deemed to preclude discussion by any Stockholder of any such business.  If the chairman of an annual or special meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(e)           Nothing contained in this Section 1.7 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

SECTION 1.8.  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation.  Nominations of persons for election to the Board of Directors may only be made at an annual meeting of Stockholders, or, if the Board of Directors has determined that directors shall be elected at a special meeting (and has specified such in the notice of such special meeting), at such special meeting of Stockholders called by the Corporation for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any Stockholder of the Corporation (x) who is a Stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is being proposed, only if such beneficial owner was the beneficial owner of shares of stock of the Corporation) on the date of the giving of the notice provided for in this Section 1.8, on the record date for the determination of Stockholders entitled to notice of such annual or special meeting (and, if different, on the record date for the determination of Stockholders entitled to vote at such annual or special meeting) and at the time of such annual or special meeting and (y) who complies with the notice procedures set forth in this Section 1.8.  In addition to the foregoing, in order to properly nominate a person for election as a director, a Stockholder must comply with the following requirements:

(a)           In addition to any other applicable requirements, for a nomination to be made by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(b)           To be timely, a Stockholder’s notice to the Secretary must be delivered, by hand, by an internationally recognized overnight courier, or by certified or registered mail, return receipt requested, to the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.  In no event shall an adjournment or postponement of an annual meeting or a special meeting called for the election of directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(c)           To be in proper written form, a Stockholder’s notice to the Secretary must set forth:

(1)           As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 1.7(b)(3)(B), except that for purposes of this Section 1.8(c)(1) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.7(b)(3)(B));

(2)           As to each Nominating Person, any Disclosable Interests (as defined in Section 1.7(b)(3)(C), except that for purposes of this Section 1.8(c)(2) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.7(b)(3)(C) and the disclosure in clause (iii) of Section 1.7(b)(3)(C) shall be made with respect to the election of directors at the meeting);

(3)           As to each person whom a Nominating Person proposes to nominate for election as a director, (i) the name, age, business address and residential address of the proposed nominee and all information with respect to such proposed nominee that would be required to be set forth in a Stockholder’s notice pursuant to this Section 1.8 if such proposed nominee were a Nominating Person, (ii) the principal occupation or employment of such proposed nominee and a resume or other written statement of the qualifications of such proposed nominee and (iii) all other information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(4)           As to each Nominating Person, a description of all agreements, arrangements or understandings (whether written or oral) between or among any Nominating Person and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such Nominating Person, and any material interest of such Nominating Person in such nominations, including any anticipated benefit therefrom to such Nominating Person;

(5)           As to such Stockholder, a representation that such Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such Stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; and

(6)           As to each proposed nominee, the Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Director Selection Guidelines or (ii) that could be material to a reasonable Stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 1.8(c), the term “Nominating Person” shall mean (i) the Stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate of such Stockholder or beneficial owner.

(d)           A Stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.8 shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of such meeting, and such update and supplement shall be delivered, by hand, by an internationally recognized overnight courier, or by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Stockholders entitled to receive notice of such meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.8.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with this Section 1.8, and Section 1.7(b) shall not be applicable to nominations except as expressly provided in this Section 1.8.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 1.9.  Adjourned Meetings.  A meeting of Stockholders may be adjourned, pursuant to Section 1.4, from time to time to reconvene at the same or another time or place, and notice need not be given of any such adjourned meeting if the time and place thereof and the means of remote communications, if any, by which Stockholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  Unless the Board of Directors fixes a new record date, Stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote.  At the adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 1.10.  Consent of Stockholder in Lieu of Meeting.

(a)           Unless otherwise provided in the Certificate of Incorporation, any action that may be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if (i) one or more consents in writing, stating the action so taken, are signed and dated by the holders of record on the record date (established as provided in Section 1.12(b)) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted, (ii) the consents are delivered, by hand, by an internationally recognized overnight courier, or by certified or registered mail, return receipt requested,  to the Corporation at its registered office in its state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded and (iii) the procedures set forth in Section 1.10 and 1.12(b) are satisfied.  Only Stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(b)           In the event of the delivery, in the manner provided by this Section 1.10 and applicable law, to the Corporation of a signed written consent or consents to take corporate action and/or any related revocation or revocations, the Secretary, or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of the consents and any related revocations and shall promptly perform a ministerial review of the validity of the consents and revocations. For the purpose of permitting the Secretary or such other designated officer to perform such review, no action by written consent and without a meeting shall be effective until such officer has completed such officer’s review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 1.10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders. The action by written consent and without a meeting will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents to take the corporate action were delivered to the Corporation.  Nothing contained in this Section 1.10(b) shall in any way be construed to suggest or imply that the Board of Directors or any Stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the Secretary or such other designated officer, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)           Written consents will not be effective to take the corporate action referred to unless written consents sufficient to take such action are delivered to the Corporation within sixty (60) days of the date of the earliest dated consent so delivered.  Notice of the taking of such action shall be given promptly to each Stockholder, if any, that would have been entitled to vote on such action at a meeting of Stockholders and that did not consent to such action in writing.

SECTION 1.11.  List of Stockholders Entitled to Vote.  At least  ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder, shall be prepared and shall be open to the examination of any Stockholder for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  Such list shall be produced and kept at the place of the meeting during the whole time of the meeting and may be inspected by any Stockholder who is present.

SECTION 1.12.  Fixing of a Record Date.  The Board of Directors, by resolution, may fix a date for determining the Stockholders of record for any lawful action, which record date shall not be earlier than the date of such resolution.

(a)           The record date for Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment of the meeting shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting; provided that, the Board of Directors may fix separate record dates for notice of any such meeting and voting at any such meeting so long as the Board of Directors determines at the time it fixes the record date for notice of such meeting that a later date shall be the record date for purposes of voting at such meeting.  If no such record date is fixed by the Board of Directors, the record date shall be at the close of business on the day immediately preceding the date on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)           The record date for determining the Stockholders entitled to consent to corporate action in writing without a meeting shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(1)           Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the Stockholders entitled to take such action, which request shall be in proper form and delivered, by hand, by an internationally recognized overnight courier, or by certified or registered mail, return receipt requested, to the Secretary of the Corporation at the principal executive offices of the Corporation.

(2)           To be in proper form for purposes of this Section 1.12(b), a request by a Stockholder for the Board of Directors to fix a record date shall set forth:

(A)           As to each Soliciting Person (as defined below), the Stockholder Information (as defined in Section 1.7(b)(3)(B), except that for purposes of this Section 1.12(b)(2)(A) the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in 1.7(b)(3)(B));

(B)           As to each Soliciting Person, any Disclosable Interests (as defined in Section 1.7(b)(3)(C), except that for purposes of this Section 1.12(b)(2)(B) the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.7(b)(3)(C) and the disclosure in clause (iii) of Section 1.7(b)(3)(C) shall be made with respect to the action or actions proposed to be taken by written consent));

(C)           As to each Soliciting Person, a representation whether such Soliciting Person intends or is part of a group which intends to (i) deliver a proxy statement and/or consent solicitation statement to Stockholders of at least the percentage of the Corporation’s outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (ii) otherwise solicit proxies or consents from Stockholders in support of the action to be taken by consent;

(D)           As to the action or actions proposed to be taken by written consent, (i) a brief description of the action or actions, the reasons for taking such action or actions and any material interest of each Soliciting Person in such action or actions, including any anticipated benefit therefrom to such Soliciting Person, (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to these By-Laws) and (iii) a reasonably detailed description of all agreements, arrangements and understandings (whether written or oral) (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions; and

(E)           As to each Soliciting Person, the Corporation may require such Soliciting Person to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

For purposes of this Section 1.12(b)(2), the term “Soliciting Person” shall mean (i) the Stockholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(3)           In connection with an action proposed to be taken by written consent, the Stockholder seeking such action shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 1.12(b)(2) shall be true and correct as of the record date for determining the Stockholders eligible to take such action, and such update and supplement shall be delivered, by hand, by an internationally recognized overnight courier, or by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Stockholders eligible to take such action.

(4)            Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the Stockholders by written consent except in accordance with the provisions of Section 1.10 and this Section 1.12(b). If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 1.12(b), or the Stockholder seeking to take such action does not otherwise comply with Section 1.10 or this Section 1.12(b), then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.

(5)           Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 1.12(b) from any such Stockholder, the Board of Directors may adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 1.12(b)).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.12(b) or otherwise within ten (10) days after the date on which such request is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in Section 1.10(a).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.12(b), the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)           The record date for determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than sixty (60) days prior to such action.  If no record date is fixed by the Board of Directors, the record date for determining Stockholders for any such action shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such action.

ARTICLE TWO
DIRECTORS

SECTION 2.1.  Powers.  The business and affairs of the Corporation shall be at the direction of the Board of Directors.  The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the Stockholders.

SECTION 2.2.  Number; Term of Office; Qualifications; Vacancies.  The number of directors that shall constitute the whole Board of Directors shall be three or such number as may be determined from time to time only by action of the Board of Directors.  Directors shall be elected at the annual meeting of Stockholders to hold office until the next annual meeting of Stockholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.  Vacancies and newly created directorships arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or otherwise shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office until the next annual meeting of Stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

SECTION 2.3.  Resignation.  (a) Any director of the Corporation may resign at any time by giving notice of such resignation in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified in the notice or, if no time be specified, upon receipt of the notice by the Board of Directors or one of the above-named persons; and, unless specified in the notice (and except for a resignation described in Article IV of the Corporation’s Corporate Governance Guidelines), acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the Board of Directors effective at a future date, only a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

(b)           If an incumbent director is not elected due to his or her failure to receive the requisite amount of votes cast “for” his or her election, such director shall promptly tender his or her resignation from the Board of Directors to the Nominating and Corporate Governance Committee of the Board of Directors contingent on acceptance of such resignation by the Board of Directors.  The Nominating and Corporate Governance Committee shall, within a reasonable period of time, review the continued appropriateness of the incumbent director remaining on the Board of Directors under the circumstances and shall recommend to the Board of Directors whether the Board of Directors should accept such resignation, request that the director continue to serve on the Board of Directors or act otherwise with respect to such incumbent director.  The Board of Directors shall decide whether to require the incumbent director’s resignation, request that the incumbent director continue to serve, or act otherwise with respect to such incumbent director.  Thereafter, the Corporation shall publicly disclose the Board of Directors’ decision and the Board of Directors’ rationale regarding the incumbent director’s resignation offer.

SECTION 2.4.  Removal.  Any one or more directors may be removed, with or without cause, by the affirmative vote or written consent of the holders of a majority of the shares entitled to vote at an election of directors.

SECTION 2.5.  Regular and Annual Meetings; Notice.  Regular meetings of the Board of Directors shall be held at such time and at such place as the Board of Directors may from time to time prescribe.  No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof.  A meeting of the Board of Directors may be held without notice immediately after an annual meeting of Stockholders at the same place as that at which such meeting was held.

SECTION 2.6.  Special Meetings; Notice.  A special meeting of the Board of Directors may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be called by any of the aforementioned officers or the Secretary upon receipt of a request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least one director.  Any such meeting shall be held at such time and at such place, within or without the state of incorporation, as shall be determined by the body or officer calling such meeting.  Reasonable notice of such meeting stating the time, place and purposes thereof shall be given.

SECTION 2.7.  Organization.  Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the chairman of the Nominating and Corporate Governance Committee of the Board of Directors (the “Lead Director”), or in the absence of the Lead Director by the person designated in writing by the Chairman of the Board of Directors, or if no such person is so designated, then by such member of the Board of Directors as shall be chosen at the meeting.  The Secretary, or in the Secretary’s absence an Assistant Secretary, if any, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the chairman of the meeting.

SECTION 2.8.  Quorum.  A majority of directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one is present, then that one director) may adjourn the meeting without notice until such time as a quorum is present.  Except as otherwise required by the Certificate of Incorporation or these By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 2.9.  Meeting by Telephone or Remote Communication.  Members of the Board of Directors or of any committee of the Board of Directors may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.10.  Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent to such action in writing or by electronic transmission and the evidence of such consent is filed in paper or electronic form with the minutes of proceedings of the Board of Directors or of such committee.

SECTION 2.11.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine.  Any such committee, to the extent provided in such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  In the absence of a member of a committee or in the event a member of a committee is disqualified from voting, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such committee member(s) constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each such committee shall have such name as may be determined from time to time by the Board of Directors.

SECTION 2.12.  Compensation.  A director shall receive such sum, if any, as may from time to time be fixed by the Board of Directors for attendance at each meeting of the Board of Directors or of a committee and such sum, if any, for his or her services as a director or as a member of a committee as may from time to time be fixed by the Board of Directors.  A director may also be reimbursed for his or her expenses in attending any meeting.  To the extent not inconsistent with law, regulation or the listing standards of a nationally recognized stock exchange on which shares of the Corporation’s stock are listed, any director who serves the Corporation in any capacity other than as a member of the Board of Directors or of a committee may receive compensation for such service.

ARTICLE THREE
OFFICERS

SECTION 3.1.  General.  The Board of Directors shall from time to time elect such officers of the Corporation with the titles and duties that it designates, provided that the Corporation shall at all times have a President and a Secretary.  The Board of Directors, in its discretion, may also choose, a Chairman of the Board of Directors (who must be a director), a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws.  The officers of the Corporation need not be Stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

SECTION 3.2.  Election.  Except such officers as may be appointed in accordance with the provisions of Section 3.3 of these By-Laws, the officers of the Corporation shall be elected by the Board of Directors and such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws or as shall be determined from time to time by the Board of Directors. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.

SECTION 3.3.  Subordinate Officers.  The Board of Directors may appoint, or may empower any officer of the Corporation to appoint, such other officers as the business of the Corporation may require, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws or as shall be determined from time to time by the Board.

SECTION 3.4.  Removal.  Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors and, any officer appointed pursuant to Section 3.3 above may be removed at any time by any officer of the Corporation if such power of removal has been conferred to such officer by the Board of Directors.

SECTION 3.5. Vacancies.  Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these By-Laws for regular appointments of that office.

SECTION 3.6.  Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed  if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

SECTION 3.7.  Chairman of the Board of Directors.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Stockholders and of the Board of Directors.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chairman of the Board of Directors by these By-Laws or by the Board of Directors.

SECTION 3.8.  Chief Executive Officer.  The Chief Executive Officer, if there be one, shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer may execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chief Executive Officer by these By-Laws or by the Board of Directors.

SECTION 3.9.  President.  If there be a Chief Executive Officer, the President shall perform such duties and may exercise such powers as from time to time may be assigned to the President by these By-Laws or determined by the Board of Directors.  If there be no Chief Executive Officer, the President shall have the powers and duties prescribed in Section 3.8 of these By-Laws.

SECTION 3.10.  Vice Presidents.  At the request of the President or in his or her absence or in the event of the inability or refusal of the President to act (and if there be no Chairman of the Board of Directors or Chief Executive Officer), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Chairman of the Board of Directors, no Chief Executive Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 3.11.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision the Secretary shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 3.12.  Chief Financial Officer.  The Chief Financial Officer, if there be any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

SECTION 3.13.  Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.

ARTICLE FOUR
CAPITAL STOCK

SECTION 4.1.  Certificated or Uncertificated Form.  The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates in such form as the Board of Directors may from time to time prescribe or shall be evidenced in uncertificated form pursuant to the customary arrangements for issuing shares in such form or pursuant to such terms as the Board of Directors may from time to time prescribe.

SECTION 4.2.  Stock Certificates.  Each certificate shall be signed by or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, if any.  Any of or all the signatures appearing on such certificate or certificates may be a facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such position before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of issue.

SECTION 4.3.  Transfer of Stock.  Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

SECTION 4.4.  Holders of Record.  Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner of such share exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner of such share, notwithstanding notice to the Corporation to the contrary.

SECTION 4.5.  Lost, Stolen, Destroyed or Mutilated Certificates.  If a certificate has been lost, destroyed or wrongfully taken, a new certificate may be issued upon such terms as the Board of Directors may from time to time prescribe.

ARTICLE FIVE
MISCELLANEOUS

SECTION 5.1.  Indemnification of Directors and Officers.  (a)  The Corporation shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or any predecessor of the Corporation, or is or was a director or officer of the Corporation serving any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Section 5.1 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Section 5.1.  The rights to indemnification and to the advancement of expenses conferred in this Section 5.1 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of Stockholders or disinterested directors or otherwise.

(b)           The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 5.1.

(c)           Any repeal or modification of this Section 5.1 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

(d)           The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Section 5.1 to directors and officers of the Corporation.

(e)           The provisions of this Section 5.1 shall not be deemed to preclude the indemnification of and the advancement of expenses to any person who is not specified in this Section 5.1 but whom the Corporation has the power or obligation to indemnify under law or otherwise.

SECTION 5.2.  Waiver of Notice.  Whenever notice is required by the Certificate of Incorporation, these By-Laws or any provisions of the general business corporation law of the Corporation’s state of incorporation, a written waiver of notice, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the Stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 5.3.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 5.4.  Corporate Seal.  The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE SIX
AMENDMENT OF BY-LAWS; CONFORMITY TO LAW

SECTION 6.1.  Amendment.  To the extent permitted by law, these By-Laws may be adopted, amended or repealed by the Stockholders if approved by the affirmative vote of a majority of the outstanding shares of the Corporation; or by the Board of Directors by a majority vote of the whole Board.

SECTION 6.2.  Conformity to Law.  To the extent that any provision of these By-Laws, including any time period herein, shall be inconsistent with any provision of the General Corporation Law of the State of Delaware, such law shall be deemed to govern and the provisions hereof modified to the extent of any such inconsistency.

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